UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

COSTA INC.
(Exact name of registrant as specified in its charter)

Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)

24 Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)

Registrant's telephone number, including area code  (401) 335 3400

A.T. Cross Company, One Albion Road, Lincoln, RI 02865
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 7, 2013, Costa Inc., formerly known as A.T. Cross Company (the “Company”), entered into an Agreement and Plan of Merger (the "Agreement") with Essilor International SA (the “Parent”) and GWH Acquisition Sub Inc., a newly formed indirect wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company and the Company will become an indirect, wholly-owned subsidiary of the Parent (the “Merger”).

On the terms and subject to the conditions set forth in the Agreement, at the effective time of the Merger (the “Effective Time”), each Class A Common Share, $1.00 par value per share (“Class A Common Share”), and Class B Common Share, $1.00 par value per share (“Class B Common Share”), of the Company (collectively, the “Company Common Shares”) issued and outstanding immediately prior to the Effective Time (other than treasury shares of the Company and any Company Common Shares owned by the Company or the Parent or any subsidiary of the Company or the Parent (including the Merger Sub)) will be automatically cancelled and extinguished and be converted into and become the right to receive $21.50 in cash (the “Merger Consideration”).

Additionally, at the Effective Time, (i) each outstanding option to purchase Company Common Shares (“Company Stock Option”), whether or not then vested, that are outstanding immediately prior to the Effective Time will become fully vested and each such Company Stock Option will be cancelled in exchange for the right to receive an amount in cash equal to (x) the excess, if any, of the Merger Consideration over the applicable exercise price per share of such Company Stock Option multiplied by (y) the number of Company Common Shares subject to such Company Stock Option (the “Option Consideration”); (ii) each award consisting of Company Common Shares subject to forfeiture, repurchase, redemption, right of first refusal or other restrictions (“Company Restricted Stock Awards”), whether or not then vested, that are outstanding immediately prior to the Effective Time will become fully vested and each such Company Restricted Stock Award will be cancelled in exchange for the right to receive an amount in cash equal to (x) the aggregate number of Company Common Shares subject to such Company Restricted Stock Award multiplied by (y) the Merger Consideration (the “Restricted Stock Consideration”); and (iii) all stock option plans or other equity-related plans of the Company, including all awards thereunder, will be terminated.

The Agreement provides that the Company may not solicit competing acquisition proposals, subject to certain exceptions designed to allow the Company board to fulfill its fiduciary duties.

The consummation of the Merger is subject to closing conditions, including approval of the Agreement by the holders of the requisite number of Company Common Shares under the Rhode Island Business Corporation Act, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, the absence of certain governmental injunctions or legal actions, among other things, making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by the Agreement, the absence of a “material adverse effect” with respect to the Company, and other conditions customary for a transaction of this type.

The Agreement also provides for certain termination rights for both the Company and the Parent. Upon termination of the Agreement under specified circumstances, the Company may be required to pay the Parent a termination fee of $8,965,500. In the event the Agreement is terminated because the Company’s stockholders do not approve the Agreement, or in certain other circumstances involving breach of the Agreement by the Company, the Company may be required to reimburse the Parent, subject to certain caps, for the Parent’s documented out-of-pocket expenses, fees and costs relating to the transactions contemplated by the Agreement.

The Company, the Parent and Merger Sub each made certain representations, warranties and covenants in the Agreement, including, among other things, covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Agreement and consummation of the Merger.

The Agreement has been attached as an exhibit to this report to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, the Parent or Merger Sub or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Agreement includes representations, warranties and covenants of the Company, the Parent and Merger Sub made solely for purposes of the Agreement and which may be subject to important qualifications and limitations agreed to by the Company, the Parent and Merger Sub in connection with the negotiated terms of the Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, the Parent and Merger Sub rather than establishing matters as facts.

Shareholder Agreement

Contemporaneously with the execution of the Agreement, the Company and the Parent entered into Shareholder Agreements, dated as of November 7, 2013 (the “Shareholder Agreements”), with shareholders beneficially owning 100% of the outstanding Class B Common Shares and approximately 34% of the outstanding Class A Common Shares and Class B Common Shares, considered as a single class (the “Voting Shareholders”). Under their individual Shareholder Agreements, the Voting Shareholders each agreed, among other things, to vote the Company Common Shares as to which such Voting Shareholder has the right to vote in favor of the adoption of the Agreement and approval of the Merger and the other transactions contemplated by the Agreement. The Shareholder Agreements will terminate, upon other occurrences, simultaneously with any termination of the Agreement.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder Agreements, which are attached as Exhibits 10.1-10.7 to this Current Report on Form 8−K and is incorporated herein by reference.

Where You Can Find Additional Information

This communication may be deemed to be soliciting material in respect of the proposed acquisition of the Company by the Parent.  The Company will file with the SEC a proxy statement and other relevant materials. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about the Company, the Parent, Merger Sub and the proposed Merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the proxy statement (when it becomes available) may be obtained free of charge from the Company. Security holders may also read and copy any reports, statements and other information filed by the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1−800−SEC−0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

The Company and its directors, executive officers, and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10−K filed with the SEC on March 13, 2013. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward−Looking Statements

The SEC encourages registrants to disclose forward−looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8−K and its exhibits may contain these types of statements, which are “forward−looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Company’s judgment as of the date of this Current Report on Form 8−K. Forward−looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8−K. Certain factors that could cause or contribute to such differences include, among other things, the timing of consummating the proposed Merger, the risk that a condition to closing of the Merger may not be satisfied, the risk that a regulatory approval that may be required for the proposed Merger is not obtained or is obtained subject to conditions that are not anticipated and additional risks and uncertainties described in the Securities and Exchange Commission filings of the Company. Investors are cautioned not to rely unduly on forward−looking statements when evaluating the information presented within.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 7, 2013, the Company entered into Agreements of Termination of Amended and Restated Executive Agreement (the “A&R Executive Agreement Terminations”) with each of the following Company executives: David G. Whalen, Kevin F. Mahoney and Tina C. Benik. Under each executive’s individual A&R Executive Agreement Termination, the executive’s current executive agreement will be terminated (except for certain provisions that will continue generally as provided in such agreement, including non-disparagement, non-competition and non-solicitation) immediately prior to the Merger and the executive waived any right to severance he or she was otherwise entitled to, a lump sum cash payment in the amount of $3,307,500, $676,425 and $535,500 (in each case, less applicable withholding taxes) for Mr. Whalen, Mr. Mahoney and Ms. Benik, respectively, to be paid at the closing of the Merger, and certain health and welfare benefits rights upon a termination of employment in exchange for the delivery of certain releases by the executive to the Company.

On November 7, 2013, the Company also entered into Agreement of Termination of Amended and Restated Executive Agreement (the “MacDonald Executive Agreement Termination” and, together with the A&R Executive Agreement Terminations, the “Executive Agreements”) with Charles R. MacDonald. Under the MacDonald Amended and Restated Executive Agreement Termination, Charles R. MacDonald’s current executive agreement will be terminated (except for certain provisions that will continue generally as provided in such agreement, including non-disparagement, non-competition and non-solicitation) and he waived any right to severance he was otherwise entitled to upon a termination of employment within 18 months following the closing of the Merger, a lump sum cash payment payable to him in the amount of $850,000 (less applicable withholding taxes) on the earlier of the date that is nine months after the closing of the Merger subject to his continued employment, or at the time of certain qualifying terminations, and certain health and welfare rights upon a termination of employment in exchange for delivery of certain releases by the executive to the Company.

The foregoing description of the Executive Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Executive Agreements, which are attached as Exhibits 10.8, 10.9, 10.10 and 10.11 to this Current Report on Form 8−K and are incorporated herein by reference.

Section 8 - Other Events

Item 8.01 - Other Events.

On November 8, 2013, the Company issued a press release in connection with the Merger.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and GWH Acquisition Sub Inc. (The schedules and certain exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S−K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit).

10.1	Shareholder Agreement, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and W. Russell Boss, Jr. Trust A.

10.2	Shareholder Agreement, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and W. Russell Boss, Jr. Trust B.

10.3	Shareholder Agreement, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and David G. Whalen.

10.4	Shareholder Agreement, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and Charles R. MacDonald.

10.5	Shareholder Agreement, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and Kevin F. Mahoney.

10.6	Shareholder Agreement, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and Russell A. Boss.

10.7	Shareholder Agreement, dated as of November 7, 2013, by and among Costa Inc., Essilor International SA and Tina C. Benik.

10.8	A&R Executive Agreement Termination, dated as of November 7, 2013, by and between Costa Inc. and David G. Whalen.

10.9	A&R Executive Agreement Termination, dated as of November 7, 2013, by and between Costa Inc. and Kevin F. Mahoney.

10.10	A&R Executive Agreement Termination, dated as of November 7, 2013, by and between Costa Inc. and Tina C. Benik.

10.11	A&R Executive Agreement Termination, dated as of November 7, 2013, by and between Costa Inc. and Charles R. MacDonald.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Costa Inc. (Registrant)

Date: November 8, 2013	/s/ Dave G. Whalen
David G. Whalen President and Chief Executive Officer